UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2019

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana, Suite 3500, Houston, Texas 77002

(Address of principal executive offices)

(210) 998-4035

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 15, 2019, the NYSE Regulation (the “NYSE”) confirmed via letter, Camber Energy, Inc.’s (the “Company’s”, “we”, “our” and “us”) re-compliance with the NYSE American continued listing standards set forth in Sections 1003(a)(i) through (iii) of the NYSE American Company Guide (the “Guide”). Moving forward, the Company is subject to the NYSE’s normal continued listing monitoring; however, if the Company is again determined to be below compliance with any of the continued listing standards of the Guide within 12 months of the date of the February 15, 2019 letter, the NYSE American will examine the relationship between the two incidents of noncompliance and re-evaluate the Company’s method of financial recovery from the first incident. Thereafter the NYSE Regulation will take appropriate action, which depending on the circumstances, may include truncating the compliance procedures set forth in the Guide or immediately initiating delisting procedures.

Notwithstanding the above, the Company continues to be below compliance with the NYSE American’s low price per share trading requirements of the Guide.

The Company filed a press release on February 19, 2019, disclosing the matters described above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated in this Item 3.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 19, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By:	/s/ Robert Schleizer
Name:	Robert Schleizer
Title:	Chief Financial Officer

Date: February 19, 2019

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 19, 2019